UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	333-237507	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8% Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed below under Item 5.07 of this Current Report on Form 8-K, at the annual meeting of stockholders of Harbor Custom Development, Inc. (the “Company”) held on June 8, 2021 (the “Annual Meeting”), Karen Bryant was elected as a director on the Company’s Board of Directors (the “Board”).

For 25 years, Ms. Bryant has run high profile organizations, navigating complex internal and external dynamics while driving business growth and operational excellence. Ms. Bryant was at the helm of women’s professional basketball for 18 years – serving as General Manager of the Seattle Reign and then, ultimately as President & CEO of the Seattle Storm from 2008 through 2014. Under her leadership, the Seattle Storm won two WNBA Championships, set multiple attendance and revenue records, and established itself as one of the WNBA’s premier franchises. In 2014, Ms. Bryant started and led a management consulting firm until one of her clients, Atavus Sports, offered her the role of CEO in 2016. With Atavus, Ms. Bryant led a three-year process of market research, competitive analysis, customer discovery, product development, and sales. In Fall 2019, Atavus was acquired by a private equity firm in a successful exit. After a successful 13-year run as CEO for two organizations, Ms. Bryant returned to her management consulting firm in March 2020. Ms. Bryant also serves as an Executive Coach to business leaders and entrepreneurs and is well-recognized for leading high performing teams. Ms. Bryant’s recognition includes Seattle Sports Commission Executive of the Year, Sports Business Journal Gamechanger, Puget Sound Business Journal Woman of Influence, Greater Seattle Business Association Businessperson of the Year Finalist, and Girl Scouts of Western Washington Woman of Distinction. Ms. Bryant was a scholarship athlete at Seattle University and University of Washington where she graduated in 1991 with a Bachelor of Arts degree in Communication.

Ms. Bryant was not appointed as a director pursuant to any arrangement or understanding with any person, and is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Effective as of June 8, 2021, Ms. Bryant will serve as a member of the Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”). Concurrently with Ms. Bryant’s appointment as a member of the Nominating Committee, Mr. Larry Swets resigned as a member of the Nominating Committee. Mr. Swets’ resignation from the Nominating Committee was not due to any disagreement with the Nominating Committee on any matter relating to its operations, policies, or practices. Mr. Swets remains a director on the Company’s Board of Directors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders elected the Company’s Board and voted on two Board proposals contained within the Company’s Proxy Statement, dated April 28, 2021.

The Board nominees were elected to hold office until the next annual meeting and until their respective successors are elected and qualified with the following votes:

Nominee	For	Withhold
Sterling Griffin	7,831,043.733	55,625.000
Robb Kenyon	7,643,919.733	242,749.000
Richard Schmidtke	7,237,056.733	649,612.000
Larry Swets	7,600,769.733	285,899.000
Dennis Wong	7,829,965.733	56,703.000
Wally Walker	7,471,036.733	415,632.000
Karen Bryant	7,830,028.733	56,640.000

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstain
To ratify the appointment of	9,243,234.733	6,533.000	1,693.000
Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021

Proposal	For	Against	Abstain
To approve, on a non-binding	7,811,639.000	60,439.000	14,590.733
advisory basis, the compensation of the Company’s our named executive officers, during the fiscal year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date: June 14, 2021	By:	/s/ Jeff Habersetzer
Jeff Habersetzer
Chief Operating Officer, General Counsel, and Secretary